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PRESS RELEASE

www.inhibitex.com

CONTACTS:
Inhibitex, Inc.
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Laura Perry (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
laura@sternir.com

FOR IMMEDIATE RELEASE

SHAREHOLDERS APPROVE INHIBITEX ACQUISITION OF FERMAVIR

ATLANTA, GA – September 20, 2007 — Inhibitex, Inc. (Nasdaq: INHX), a biopharmaceutical company focused on the development of products to treat or prevent serious infectious diseases, announced today that the stockholders of both Inhibitex and FermaVir Pharmaceuticals Inc. have approved the companies’ previously announced merger agreement. The transaction is expected to become effective today. The transaction adds FV-100, a highly potent, orally bioavailable bicyclic nucleoside analogue for the treatment of herpes zoster infections (shingles) and a series of preclinical compounds for the treatment of human cytomegalovirus (CMV) disease to the Inhibitex pipeline.

“The closing of this transaction represents another significant step forward in our effort to build a diverse pipeline of high-value, differentiated anti-infectives, each of which has the potential to improve upon the standard of care,” stated Russell H. Plumb, president and chief executive officer of Inhibitex. “Our portfolio now includes five distinct programs that address major infectious diseases, including shingles, HIV, HCV, CMV, and staph aureus. Looking forward, we are highly focused on achieving our near-term development goals, which include initiating a first-in-man clinical trial for FV-100 in the fourth quarter, deciding on a lead candidate from a series of CMV compounds by year-end and commencing IND-enabling studies in the first half of 2008 for our recently in-licensed HIV integrase inhibitor program.”

Lazard Capital Markets acted as exclusive financial advisor to Inhibitex; Dechert LLP acted as legal counsel to Inhibitex in this transaction.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the development of products that can treat, prevent or diagnose serious infections. In addition to its emerging antiviral pipeline that includes FV-100 to treat shingles (herpes zoster), HIV integrase inhibitors, HCV polymerase inhibitors and a family of compounds to address cytomegalovirus infections, the Company has several programs and collaborations based upon its proprietary MSCRAMM® protein platform. These include Aurexis®, a humanized monoclonal antibody being developed for the treatment of serious Staphylococcus aureus bloodstream infections and for which the Company has completed a Phase II clinical trial, as well as license agreements with Wyeth for the development of staphylococcal vaccines and 3M for the development of diagnostic products.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including those related to the potential for the Company’s development programs to improve upon the standard of care and the achievement of the Company’s near-term development goals, are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to: the U.S. Food and Drug Administration, or FDA, permitting the initiation of a single ascending dose study of FV-100; the results of future preclinical and clinical studies that support further development of the Company’s programs; expanding, maintaining and protecting the intellectual property incorporated into and supporting the Company’s programs and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, or SEC, on March 16, 2007, and its Quarterly Report on Form 10-Q for March 31, 2007, as filed with the SEC on May 10, 2007 and for June 30, 2007 as filed on August 9, 2007. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc.

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